Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $50,000	Issue Date: August 12, 2022

METAVESCO, INC.

DEMAND PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Demand Promissory Note (this “Note”), Metavesco, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Laborsmart, Inc., a Delaware Corporation (the “Holder”), on August 12, 2023 (the “Maturity Date”), or earlier as required pursuant to the terms herein, the Principal Amount as set forth above (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of 5% per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (as the same may be adjusted herein, the “Indebtedness”) has not been repaid prior to the Maturity Date as set forth herein. The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Interest; Payment; Prepayment.

(a) Interest on this Note shall commence accruing on the Issue Date, computed on the basis of a 365-day year and the actual number of days elapsed, and shall accrue on a simple interest, non-compounded basis, at a rate of 5% per annum, and shall be added to the Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be paid hereunder or may be due hereunder pursuant to the terms herein, at which time all Indebtedness shall be due and payable. In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid.

(b) The Holder may request, and the Company agrees to pay, on demand all or any portion of the Indebtedness as demanded by Holder at any time, upon notice to the Company.

(c) The Company may prepay all or any portion of the Indebtedness at any time without penalty.

(d) To the extent not repaid or due to be repaid before the Maturity Date in accordance with the terms and conditions herein, the full amount of the Indebtedness shall be due and payable on the Maturity Date.

Section 2. Default.

(a) Event(s) of Default. Each of the following constitutes an event of default (“Event of Default”) under this Note:

(i)	Payment Default. The Company fails to make any payment when due under this Note.

(ii)	Insolvency. (i) The occurrence of the dissolution of Company, or the termination of Company’s existence as a going business, or (ii) if the Company shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (2) make a general assignment for the benefit of the Company’s creditors; or (3) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute.

(iii)	Creditor or Forfeiture Proceedings. A proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to the Company or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of the Company’s assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

(b) Effect of Default. Upon the occurrence of an Event of Default, the Holder may, upon notice to the Company, (i) declare all or any portion of the then outstanding Indebtedness due and payable, and the Note and the Indebtedness shall thereupon become, immediately due and payable in cash and (ii) the Holder shall have the right to pursue any other remedies that the Holder may have under applicable law.

Section 3. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party, or by registered or certified mail, return receipt requested, postage prepaid, or by email with return receipt requested and received or nationally recognized overnight courier service, addressed as set forth below or to such other address as either Party shall have furnished to the other in writing in accordance herewith. All notices, requests, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail, and (iii) on receipt of confirmed delivery, if sent by email. Notices shall be sent to the primary executive office of the Company or to the Holder to the address of the Holder as set forth in the books and records of the Company.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal and damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflict of laws thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a Party or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in in Forsyth County, Georgia (the “Selected Courts”). Each Party hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any Party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. EACH OF THE COMPANY AND THE HOLDER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, ABIDE BY THE FOREGOING WAIVER, (B) EACH OF THE COMPANY AND THE HOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE COMPANY AND THE HOLDER MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH OF THE COMPANY AND THE HOLDER HAS ENTERED INTO THIS NOTE FREELY AND FULLY UNDERSTANDS THE WAIVER IN THIS Section 3(d).

(f) Waiver. Any waiver by the Company or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note or a waiver by any other Holders. The failure of the Company or Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that Party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or Holder must be in writing.

(g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.

(i) Entire Agreement. This Note sets forth the entire understanding of the Parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by an instrument signed by both Parties.

(j) Assignment. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Note, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Note, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(l) Currency. All dollar amounts are in U.S. dollars.

(m) Counterparts. This Note may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and the Holder, it being understood that the Company and the Holder need not sign the same counterpart. A signed copy of this Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

Metavesco, Inc.

By:	/s/ Ryan Schadel
Name:	Ryan Schadel
Title:	Chief Executive Officer

Agreed and accepted:

Holder name: Laborsmart, Inc.

By:	/s/ Brandon Kight
Name:	Brandon Kight
Title:	President